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                                                                    EXHIBIT 23.5

                              CONSENT OF CHASE H&Q

        We hereby consent to the inclusion of our name and opinion letter dated April 25, 2000 to the Board of Directors of Komag, Incorporated as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4, as amended, relating to the proposed merger of Komag, Incorporated, with HMT Technology Corporation and to the references to such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary of the Joint Proxy Statement/Prospectus -- Opinions of Komag's and HMT's Financial Advisors," and "The Merger -- Opinion of Komag's Financial Advisors," and "-- Background of the Merger and Related Agreements." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement, as amended, within the meaning of the term "expert" as used in the Securities Act.



                                    CHASE H&Q

August 10, 2000

                                    By: /s/ DAVID GOLDEN
                                       -----------------------------------
                                       David Golden
                                       Managing Director